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                                                                    EXHIBIT 23.2

                       [Miller and Lents, Ltd. Letterhead]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


Board of Directors
Miller Exploration Company
P.O. Box 348
Traverse City, MI  49685

     We hereby consent to the incorporation by reference of the Miller and Lents, Ltd. estimates of proved reserves as of June 1, 2002 contained in the annual Report on Form 10-K into Miller Exploration Company's Registration Statement on Form S-8.

                                            MILLER AND LENTS, LTD.


                                            By:    /s/ Carl D. Richard
                                                  ---------------------------
                                                  Carl D. Richard
                                                  Vice President

Houston, Texas
August 27, 2002